Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into by and among:

Larry A. Powalisz (“Buyer”);

Adia Med, Inc., a Nevada corporation (“Seller”);

Adia Labs LLC, a Florida limited liability company (the “Company”);

Live Oak Health LLC, d/b/a QCM Biologics, a Florida limited liability company (“Live Oak”); Monica Sher, M.D., in her capacity as an independent director of Seller (“Dr. Sher”); and Richard Edwards, D.O., in his capacity as an independent director of Seller (“Dr. Edwards”).

Buyer, Seller, the Company, Live Oak, Dr. Sher, and Dr. Edwards are each a “Party” and collectively, the “Parties.” Dr. Sher and Dr. Edwards are referred to together as the “Independent Directors.”

Effectiveness. This Agreement shall become effective on the date the last Party signs it (the “Effective Date”). The Agreement is effective upon execution by all Parties even if Buyer paid all or any part of the Purchase Price before the Effective Date. Prior payment does not, by itself, transfer the Purchased Units or admit Buyer as a member. Transfer and admission occur only as provided in Articles 1 and 2.

RECITALS

A.  The Company is authorized for and has issued one hundred (100) units of membership interest (each, a “Unit”).

B.  Buyer wishes to purchase seven (7) Units (the “Purchased Units”) at Fifty Thousand and 00/100 Dollars ($50,000.00) per Unit, for a total purchase price of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), payable entirely in cash.

C.  Seller is willing to sell the Purchased Units on the terms of this Agreement. The Company is willing to admit Buyer as a member with respect to the Purchased Units. Live Oak, as a member of the Company, is willing to consent to the sale and admission. The Independent Directors are willing to sign this Agreement in their capacity as independent directors of Seller.

D. The Parties therefore agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1   Sale of Units. On the Closing Date, Seller shall sell, assign, and transfer to Buyer, and Buyer shall purchase from Seller, seven (7) Units of the Company, free and clear of all liens.

1.2  Purchase Price. The purchase price is Fifty Thousand and 00/100 Dollars ($50,000.00) per Purchased Unit, for an aggregate purchase price of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) (the “Purchase Price”).

1.3 Cash Payment. Buyer shall pay the entire Purchase Price by wire transfer of immediately available U.S. funds to the account designated by Seller in writing. Payment may be made before or after the Effective Date. If any portion of the Purchase Price was paid before the Effective Date, that payment shall be credited toward the Purchase Price once this Agreement is effective, and Seller shall confirm the amount and date of receipt in writing. No promissory note is part of this transaction.

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1.4  No Transfer Before Payment and Closing Conditions. No Purchased Units shall transfer unless and until (a) this Agreement is effective, (b) Seller has received the full Purchase Price, and (c) Buyer has executed the joinder to the Company’s operating agreement.

1.5    Capitalization. The Purchased Units constitute a seven percent (7%) membership interest if the Company has one hundred (100) issued Units and no other Units are issued or transferred at Closing. Economic ownership follows the Units. From and after Closing, the Purchased Units shall carry seven percent (7%) of the total voting power of the Company on each matter submitted to the members for approval, consent, or other action, with each Purchased Unit carrying one (1) vote out of one hundred (100) total member votes. The Company, Seller, and Live Oak shall take all actions and execute all documents reasonably necessary to reflect and preserve such seven percent (7%) voting power in the Company’s books, records, capitalization table, and operating agreement. In the event of a conflict between this Section 1.5 and the Company’s operating agreement concerning the voting power of the Purchased Units, the Parties shall amend the operating agreement at Closing so that it conforms to this Section 1.5.

ARTICLE 2

CLOSING

2.1  Closing Date. The closing of the transactions contemplated by this Agreement (“Closing”) shall occur on the later of (a) the Effective Date and (b) the date Seller has received the full Purchase Price (the “Closing Date”), unless the Parties agree in writing to another date. Closing may occur on the Effective Date if the Purchase Price was already received in full before the Effective Date.

2.2 Buyer’s Deliveries. At or before Closing, Buyer shall deliver:

(a)  the Purchase Price by wire transfer, or written evidence satisfactory to Seller that the full Purchase Price was already received;

(b) an executed joinder to the Company’s operating agreement; and

(c)   any other document reasonably required to admit Buyer as a member with respect to the Purchased Units.

2.3 Seller’s and Company’s Deliveries. At or before Closing, Seller and the Company shall deliver:

(a) an assignment of the Purchased Units;

(b) an updated Company capitalization table;

(c)  a written consent or amendment to the operating agreement admitting Buyer as a member with respect to the Purchased Units and reflecting Section 1.5; and

(d) evidence of Seller’s authority to sell the Purchased Units.

2.4  Live Oak Consent. Live Oak consents to the sale of the Purchased Units and to Buyer’s admission as a member with respect to those Units, and agrees that the transfer may be recorded on the Company’s books upon Closing.

2.5   Independent Directors. By signing this Agreement, each Independent Director acknowledges this Agreement and the sale and admission contemplated by it, in that director’s capacity as an independent director of Seller. Nothing in this Section 2.5 transfers any Units to an Independent Director or makes an Independent Director a member of the Company.

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2.6  Failure to Complete Closing. If Closing has not occurred by the date the Parties agree in writing, or, if no such date is agreed, within ten (10) days after the Effective Date, any Party may terminate this Agreement by written notice. Upon termination, no Party shall have any further obligation under this Agreement, except for confidentiality obligations, any accrued liability for knowing misrepresentation, and Seller’s obligation to return any Purchase Price already received if the Purchased Units have not transferred, unless the Parties agree otherwise in writing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Seller and Company. Seller and the Company represent and warrant that:

(a)  Seller is a Nevada corporation in good standing, and the Company is a Florida limited liability company in good standing;

(b) Seller has authority to sell the Purchased Units;

(c) the Purchased Units will be transferred free and clear of all liens; and

(d) the Company has delivered, or made available, its current operating agreement.

3.2 Buyer. Buyer represents and warrants that:

(a)  Buyer is acquiring the Purchased Units for investment, for Buyer’s own account, and not with a view to a public distribution in violation of applicable securities laws;

(b) Buyer can bear the economic risk of the Purchased Units;

(c)    Buyer has had the opportunity to ask questions and to consult Buyer’s own legal counsel and accountants; and

(d)  the Purchased Units are restricted membership interests and are not registered under the Securities Act of 1933.

3.3  Independent Directors. Each Independent Director represents that he or she is an independent director of Seller and is signing this Agreement in that capacity.

3.4  No Product Representation. Nothing in this Agreement constitutes a representation that any product is approved by the U.S. Food and Drug Administration, that any clinical study proves safety or efficacy, or that any product will be reimbursed by insurance.

ARTICLE 4

COVENANTS

4.1  Operating Agreement. Buyer shall be admitted as a member on the terms of the Company’s operating agreement, as amended at Closing to reflect the Purchased Units, Buyer’s seven percent (7%) membership interest, and the seven percent (7%) voting power granted under Section 1.5.

4.2   Use of Cash and Decision-Making Authority. Seller may use the Purchase Price for Company or Seller corporate purposes only as jointly approved in writing by both Independent Directors, Monica Sher, M.D., and Richard Edwards, D.O. Larry A. Powalisz shall have no unilateral authority to approve, direct, or make any decision concerning the use of the Purchase Price.

4.3   Transfer Restrictions. The Purchased Units remain subject to the Company’s operating agreement, including any right of first refusal, permitted-transfer limitations, and pledge restrictions already in effect.

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ARTICLE 5

DEFAULT AND MISCELLANEOUS

5.1  Default. If a Party materially breaches this Agreement and fails to cure such breach within fifteen (15) days after written notice, the non-breaching Party may pursue damages and specific performance.

5.2   Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior discussions concerning this seven-Unit purchase. It does not amend the September 30, 2026 Membership Interest Purchase Agreement among Adia Med, Inc., Adia Labs LLC, and Live Oak Health LLC, except as the Parties may expressly agree in a separate writing.

5.3  Amendments. No amendment to this Agreement shall be effective unless it is in writing and signed by Buyer, the Company, Live Oak, Dr. Sher, and Dr. Edwards, and, on behalf of Seller, approved jointly by Dr. Sher and Dr. Edwards. Larry A. Powalisz shall have no unilateral authority to approve or execute an amendment on behalf of Seller.

5.4   Governing Law and Venue. This Agreement shall be governed by the laws of the State of Florida. Venue shall lie in the state courts located in Seminole County, Florida, or the United States District Court for the Middle District of Florida; provided, however, that Nevada law shall govern Seller’s internal corporate affairs.

5.5   No Third-Party Beneficiaries. Except for the Parties, no person or entity shall have any rights or remedies under this Agreement.

5.6  Counterparts. This Agreement may be signed in counterparts, including electronic or PDF signatures. All counterparts together constitute one instrument. The Effective Date is the date the last Party signs.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Membership Interest Purchase Agreement as of the dates set forth below. This Agreement is effective on the Effective Date, which is the date the last Party signs, even if the Purchase Price was paid before that date.

BUYER

Signature: /s/ Larry Powalisz
Larry A. Powalisz
Date: 10/09/2026

SELLER: ADIA MED, INC.

By: /s/ Monica Sher
Name: Monica Sher, M.D.
Title: Independent Director
Date: 10/13/2026

By: /s/ Richard Edwards
Name: Richard Edwards, D.O.
Title: Independent Director
Date: 10/13/2026
Address: 1561 W. Fairbanks Avenue, Suite 205, Winter Park, FL 32789
Email: ceo@adiamed.com

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COMPANY: ADIA LABS LLC

By: Adia Med, Inc., Managing Member

By: /s/ Monica Sher
Name: Monica Sher, M.D.
Title: Independent Director of Managing Member
Date: 10/13/2026

By: /s/ Richard Edwards
Name: Richard Edwards, D.O.
Title: Independent Director of Managing Member
Date: 10/13/2026

LIVE OAK HEALTH LLC d/b/a QCM BIOLOGICS

By: /s/ David Konn
Name: David Konn
Title: Sole Member / Manager
Date: 10/09/2026
Address: 101 Plaza Real S., Unit G, Boca Raton, FL 33432
Email: DCK@QCMedicine.com

INDEPENDENT DIRECTOR

Signature: /s/ Monica Sher
Monica Sher, M.D.
Independent Director of Adia Med, Inc.
Date: 10/13/2026

INDEPENDENT DIRECTOR

Signature: /s/ Richard Edwards
Richard Edwards, D.O.
Independent Director of Adia Med, Inc.
Date: 10/13/2026

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